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                                                                   Exhibit 10.15


                              APPLETON PAPERS INC.
                         NEW DEFERRED COMPENSATION PLAN

The Appleton Papers Inc. New Deferred Compensation Plan provides eligible executives an opportunity to defer base salary and/or bonuses. With the exception of FICA taxes, monies deferred are not subject to Federal and/or State income taxation until they are distributed to the participant.

I.   Establishment and Purpose
     -------------------------

     Appleton Papers Inc. (the "Company") established an unfunded deferred compensation plan within the meaning of Sections 201(2), 301(a)(3), and 401(a)(1) of the Employee Retirement Income Security Act of 1974, as amended, and the regulations thereunder ("ERISA") for a select group of management and/or highly compensated employees. Such plan, as set forth in this document, is known as the Appleton Papers Inc. New Deferred Compensation Plan (the "Plan"). The effective date of the Plan (the "Effective Date") is the first day of the month coinciding with or next following acquisition of the Company by Paperweight Development Corporation.

     For purposes of the Plan, the word "Company" includes any affiliates and subsidiaries of Appleton Papers Inc. that adopt this Plan with the consent of Appleton Papers Inc.

II.  Eligibility
     -----------

     Certain key executives who occupy the positions set forth below with respect to the Company, who are selected by the Board of Directors of the Company (the "Board of Directors"), or the officer or committee designated by the Board of Directors are eligible for participation in the Plan:

     . Chief Executive Officer

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         . Vice Presidents

         . Mill Managers

         In addition, the Board of Directors (or the officer or committee designated by the Board of Directors), may designate any other executive employee of the Company as eligible to participate in the Plan, provided however, that any such executive is a member of a select group of management or highly compensated employees as determined for purposes of ERISA.

         Eligible employees who elect to participate in the Plan and make deferrals hereunder are referred to herein as "Participants".

III.     Plan Year
         ---------

         The "Plan Year" is the 12-month period beginning on each January 1 and ending on each December 31. The first Plan Year shall commence on the Effective Date.

IV.      Salary and/or Bonus Deferral
         ----------------------------

         Participants may defer all or a portion of either their base salary and/or bonus on an annual basis. The minimum base salary deferral is $400 per month. The minimum bonus deferral is 25% of the bonus amount.

         In addition, a Participant may elect to defer such other amounts of compensation as the Company may agree pursuant to an employment agreement, separation agreement, retention or loyalty bonus agreement or other similar written contractual arrangement with the Participant; provided that the terms and conditions of such agreement or other arrangement shall be, and are, incorporated herein and made a part hereof to the extent necessary for the proper administration thereof.

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       Participants shall be provided deferral election forms and detailed instructions during the month of October prior to each plan year (or, prior to the first day of the month for which a deferral is made or scheduled to commence, where an eligible employee is first made eligible to participate other than as of the first day of a plan year). Control procedures require that all eligible employees, whether or not they elect to defer, complete and sign a deferred compensation election form. Except as noted above, the completed and signed forms must be returned to the Plan Administrator by the first day of November prior to the applicable plan year. For the Plan Year commencing on the Effective Date, such election must be made prior to the Effective Date (or such other date prior to the Effective Date as the Company may permit).

       Amounts deferred are credited to the Participant's deferred compensation account as of the date on which the salary and/or bonus normally would have been paid. FICA and other tax obligations attributable to such deferrals shall be deducted from the amount scheduled for deferral, at the time of deferral.

V.     Special Company Matching Contribution.
       -------------------------------------

       A Participant may receive a Special Company Match pursuant to Exhibit
                                                                     -------
       A, attached hereto; provided, however, the Board of Directors (or the
       -
       officer or committee designated by the Board of Directors), may designate any other executive employee of the Company as eligible to receive a Special Company Match hereunder. Any Company Match credited to the account of a Participant shall be administered in accordance with the terms and conditions of the Plan.

VI.    Earnings on Deferred Compensation
       ---------------------------------

                                       3

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       Earnings are credited to each Participant's account as of the first day of each month, before any additional deferrals for that month are credited. The amount of earnings so credited for a month is calculated by multiplying the Participant's account balance as of the beginning of such month by an interest factor determined as follows: the weekly average rate for 10-year Treasury notes (as reported by the Federal Reserve Board and quoted in The Wall Street Journal), for the last week ending within such month. Accounts are not actually invested.

       For the month with respect to which a Participant's account is required to be fully and finally distributed, and after earnings are calculated and credited for such final month, the account shall be deemed to have been distributed on the first day of such month (irrespective of the actual date of distribution).

       Notwithstanding any other provision of this Article VI, the value of any loyalty payment (relating to the Paperweight Development Corporation acquisition of the Company) deferred under this Plan (after adjustment for FICA and other tax obligations attributable thereto) shall, at the time of deferral, be converted to notional shares of the Common Stock of the Company, based on the most recent valuation of the Company by the ESOP trustee, and thereupon shall be credited to the Participant's account. The value of each notional share payable on a distribution event shall be the greater of: (i) the fair market value of a share of Common Stock, determined by reference to the most recent appraisal of the Common Stock obtained by the ESOP trustee, (2) the price per share of Common Stock received as a result of a Change of Control (as defined in the Appleton Papers Inc. Long Term Incentive
       Plan) or (3) a public offering price.

VII.   Payout
       ------

       Participants may designate, from the following options, how their deferred amounts are to be paid out upon retirement:

                                       4

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               .    a single sum in January following the year of retirement.


               . annual installments over 5, 10, or 15 years beginning in January following the year of retirement.

         Such designation must be delivered to the Company, in writing, no later than November 1 of the year immediately preceding the year in which the Participant's retirement date occurs. If no designation is made prior to such time, such deferred amounts shall be paid out as provided in
         Article XIV hereof. Such designations may not be changed after retirement or termination of employment for any other reason.

         For purposes of this Plan, "retirement" means termination of employment at or after a participant's Normal or Early Retirement Date, as those terms are defined in the Appleton Papers Inc. Retirement Plan for Non-Bargaining Unit Employees (or, if applicable, the similar plan of a company affiliated or under common control with the Company in which the participant is participating or is a member at the time of termination of employment with the Company).

VIII.    Beneficiary
         -----------

         All Participants are required to complete a beneficiary notice designating how their deferred compensation account is to be distributed in case of death. Participants may change their beneficiary designations from time to time by completing an amended beneficiary notice.

IX.      No Transfer
         -----------

         Except as permitted by Article VIII, no rights of any kind under this Plan can be transferred or assigned by the Participant or any designated beneficiary or be subject to alienation,

                                       5

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         encumbrance, garnishment, attachment, execution, or levy or seizure by legal process of any kind, voluntary or involuntary.

X.       Hardship Withdrawal
         -------------------

         Once deferred, the funds are expected to remain in the deferred account until the date elected for distribution. However, in the case of a severe financial hardship or genuine financial emergency caused by accident, illness, or other event totally beyond the control of the participant, application may be made for withdrawal from the account to cover actual expenses. In the event of such withdrawal, deferrals shall be stopped for the balance of the current plan year, as well as the next full plan year. The application must be in writing and include all of the details relevant to the situation. The Plan Administrator is the sole judge of the severity of the situation and the amount, if any, which may be withdrawn.

         Hardship withdrawals are paid in a single sum as soon as administratively possible following the date of determination of severe financial hardship or emergency.

XI.      Special Withdrawal Prior to Full Distribution of Account
         --------------------------------------------------------

         Notwithstanding any other provision of this Plan, a Participant (whether an active Employee of the Company, or a former Employee or Retiree of the Company with a continuing deferred account balance) may at any time request a withdrawal of all or any portion of his deferred account prior to the full distribution thereof, subject to the irrevocable forfeiture of ten percent (10%) of the amount so withdrawn. Any such forfeiture shall revert solely to the Company. The amount of such withdrawal, reduced by such forfeiture and any applicable tax withholdings, shall be paid to the Participant as soon as reasonably practicable after the receipt of a written request therefor.

                                       6

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         Any withdrawal made under this Article XI shall be made from the
         Participant's Account for each Year in the amounts and proportions specified by the Participant; provided that if the Participant does not so specify, such withdrawals shall be made proportionately out of the balance of such accounts outstanding at the time of withdrawal and shall thereby proportionately reduce the amounts of distributions therefrom.

         If any such withdrawal causes the balance of the Participant's Account, or the account of any other Participant, to be or become taxable by the Internal Revenue Service, such withdrawal, and the right to make future withdrawals, shall be deemed to be null and void ab initio, and the
                                                          ---------
         Participant shall redeposit the withdrawn amount to with the Company (and any amounts forfeited shall be restored by the Company to the Participant's account), subject to the other terms and conditions of this Plan. This redeposit requirement is a condition to participation in this Plan.

XII.     Newly Eligible Participants
         ---------------------------

         Executives attaining one of the positions described in Article II above by means of employment or promotion are eligible for participation beginning with the plan year following the date of their selection for participation. Newly eligible participants will be provided with deferral election forms prior to their first plan year of eligibility. The completed and signed forms must be returned to the Plan Administrator by the first day of November prior to the applicable plan year (or, if the date of selection is on or after November 1 of such year, by the last day of the month prior to the applicable plan year).

XIII.    Transfer to a Non-Eligible Position
         -----------------------------------

                                       7

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        Participants who are transferred from an eligible to a non-eligible position are prohibited from deferring additional monies into their accounts as of the date of the reassignment. However, their previously elected payout schedules remain in force.

XIV.    Payout in the Event of Death or Termination
        -------------------------------------------

        If the Participant dies, or terminates service for any reason other than retirement, all deferred monies are paid out in a single sum in the month following the month of death or termination. This distribution is made regardless of the payment method previously elected.

XV.     Administration of the Plan
        --------------------------

        The Company has appointed the Vice President Human Resources (the "Plan Administrator") to administer the Plan. The Plan is administered under the guidelines established by the Plan Administrator, which has sole discretionary authority over the administration of the Plan.

        The Company reserves the right to modify, amend or terminate the plan at any time, provided, however, that no such action will have the effect of diminishing the benefits payable hereunder in respect of any person then participating in or receiving benefits under this Plan, without the consent of such person.

XVI.    General Provisions
        ------------------

        A. Finality of Determination. The determination of the Plan
           -------------------------
           Administrator as to any disputed questions arising under this Plan, including questions of construction and interpretation shall be final, binding, and conclusive upon all persons.

        B. Expenses. The expenses of administering the Plan shall be borne by
           --------
           the Company.

                                        8

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     C.   Indemnification and Exculpation. The Plan Administrator, its agents
          -------------------------------
          and the officers, directors, and employees of the Company shall be indemnified and held harmless by the Company against and from any and all loss, cost, liability, or expense that may be imposed upon or reasonably incurred by them in connection with or resulting from any claim, action, suit, or proceeding to which they may be a party or in which they may be involved by reason of any action taken or failure to act under this Plan and against and from any and all amounts paid by them in settlement (with the Company's written approval) or paid by them in satisfaction of a judgment in any such action, suit, or proceeding. The foregoing provision shall not be applicable to any person if the loss, cost, liability, or expense is due to such person's gross negligence or willful misconduct.

     D.   Funding. All benefits paid under this Plan shall be paid from the
          -------
          general assets of the Company. Such amounts shall be reflected on the accounting records of the Company but shall not be construed to create or require the creation of a trust, custodial, or escrow account. No Participant shall have any right, title, or interest whatever in or to any investment reserves, accounts, or funds that the Company may purchase, establish, or accumulate to aid in providing benefits under this Plan. Nothing contained in this Plan, and no action taken pursuant to its provisions, shall create a trust or fiduciary relationship of any kind between the Company and a Participant or any other person. Neither a Participant nor any beneficiary of a Participant shall acquire any interest greater than that of an unsecured creditor.

     E.   Action by the Company. Any action required of or permitted by the
          ---------------------
          Company under this Plan shall be by resolution of the Board of Directors or any person or persons authorized by resolution of the Board of Directors including, but not limited to, the Plan Administrator.

                                        9

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     F.   Employee Rights. Establishment of the Plan shall not be construed to
          ---------------
          give any Participant the right to be retained by the Company or to any benefits not specifically provided by the Plan.

     G.   Severability. In the event any provision of the Plan shall be held
          ------------
          invalid or illegal for any reason, any illegality or invalidity shall not affect the remaining parts of the Plan, but the Plan shall be construed and enforced as if the illegal or invalid provision had never been inserted, and the Company shall have the privilege and opportunity to correct and remedy such questions of illegality or invalidity by amendment as provided in the Plan.

     H.   Applicable Law. The Plan is fully exempt from Titles II, III, and IV
          --------------
          of ERISA. The Plan shall be governed and construed in accordance with the laws of the State of Wisconsin, except to the extent such laws are preempted by ERISA.

     I.   Appeals from Denial of Claims. If any claim for benefits under the
          -----------------------------
          Plan is wholly or partially denied, the claimant shall be given notice in writing within a reasonable period of time after receipt of the claim by the Plan (not to exceed 90 days after receipt of the claim or, if special circumstances require an extension of time, written notice of the extension shall be furnished to the claimant and an additional 90 days will be considered reasonable) by registered or certified mail of such denial, written in a manner calculated to be understood by the claimant, setting forth the following information:

          (i)  the specific reasons for such denial;

          (ii) specific reference to pertinent Plan provisions on which the denial is based;

                                       10

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     (iii) a description of any additional material or information necessary for the claimant to perfect the claim and an explanation of why such material or information is necessary; and

     (d)   an explanation of the Plan's claim review procedure.

     The claimant also shall be advised that he or his duly authorized representative may request a review by the Plan Administrator of the decision denying the claim by filing with the Plan Administrator, within 60 days after such notice has been received by the claimant, a written request for such review, and that he may review pertinent documents, and submit issues and comments in writing within the same 60-day period. If such request is so filed, such review shall be made by the Plan Administrator within 60 days after receipt of such request, unless special circumstances require an extension of time for processing, in which case the claimant shall be so notified and a decision shall be rendered as soon as possible, but not later than 120 days after receipt of the request for review. The claimant shall be given written notice of the decision resulting from such review, which notice shall include specific reasons for the decision, written in a manner calculated to be understood by the claimant, and specific references to the pertinent Plan provisions on which the decision is based. Only upon the exhaustion of the administrative remedies outlined above may a claimant or his duly authorized representative begin a legal action pressing a claim for benefits under the Plan.

                                    * * * * *

                              APPLETON PAPERS INC.                  ATTACHMENT A
                              --------------------                  ------------
                          NEW DEFERRED COMPENSATION PLAN
                          ------------------------------

                                    EXHIBIT A
                                    ---------

                              SPECIAL COMPANY MATCH
                              ---------------------
OVERVIEW
--------

Due to tax law limitations/1/ on contributions to the Appleton Papers Savings and Employee Stock Ownership Plan (the "KSOP" or "Plan"), some executives are not able to receive the full amount of "matching contributions" available under the Plan. Normally, the Company matches the first 6% of elective deferrals at $1.00 on the dollar for employee deferrals to the Executive's ESOP Accounts and $.50 on the dollar for deferrals to non-ESOP accounts.

In addition, eligible Appleton Papers executives who elect to defer income under the Appleton Papers Inc. New Deferred Compensation Plan are not currently eligible for Company matching contributions on that portion of their income that would have been previously eligible for a 401(k) match.

To partially remedy this situation, Appleton Papers provides a Special Company Match of $.50 on each dollar that cannot be matched under the Plan because of these tax limitations, and on income deferred under the New Deferred Compensation Plan. The maximum Special Company Match is the difference between a theoretical match (not to exceed $10,000) and the actual 401(k) match (but assuming the actual match in all events to be $.50 for each dollar up to 6% of pay).

The details of this Special Company Match are explained below.

ELIGIBILITY
-----------

1. Executives selected by the Compensation Committee as eligible for participation in the Appleton Papers Inc. New Deferred Compensation Plan will also be eligible for the Special Company Match. To actually receive a Special Company Match, executives must defer salary and/or bonus to the New Deferred Compensation Plan.

_____________
     /1/Tax law limits the amount of elective contributions that can be made under the Company Plan (for the year 2001, the indexed maximum elective deferral is $10,500), and the amount of compensation that may be used for benefit purposes (for the year 2001, the indexed maximum compensation is $170,000).

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2.   Executives must also be Participants in the KSOP, and elect to defer a minimum of 6% of eligible Compensation into the Plan.

ADMINISTRATION
---------------

1. Appleton Papers will credit a Special Company Match to the Participant's account in the New Deferred Compensation Plan, which is the difference between the theoretical 401(k) match (not to exceed $10,000) and the actual 401(k) match (prorated to $.50 on the dollar up to 6% of pay). The theoretical match is 3% of eligible compensation as defined under the Plan, not reduced by IRS limits or other deferral decisions. This will typically be base salary plus bonus.

2. The Special Company Match may not exceed 50% of the amount actually being deferred by the Participant under the Appleton Papers New Deferred Compensation Plan for the year to which the Special Company Match applies.

3. Each January, Appleton Papers will calculate the amount of any Special Company Match dollars to be added to the Participant's deferred compensation account. The adjustment will be made as of February 1st, at which time the Special Company Match will first become subject to interest earnings.

     Example of Year-end Calculation: Assume Executive earns $150,000 salary +
     -------------------------------
     $50,000 bonus and elects to defer 6% under the Plan and the entire bonus under the Appleton Papers New Deferred Compensation Plan.

                                                                                    Year
     Executive's Name ______________________                                         2000
                                                                                     ----
     I.  DETERMINATION OF "SPECIAL MATCH"
            Total Salary Earned                                               $   150,000
            Total Bonus Earned                                                     50,000
                                                                                   ------

                           Total Compensation                                 $   200,000
                                                                              -----------

            Theoretical Match Available*                                            6,000
            Actual 401(k) Match**                                                  -4,500
                                                                                   ------

            Available Special Company Match

            Through Deferred Comp.***                                         $     1,500
                                                                              -----------

     *      3% of Total Compensation, not to exceed $10,000.

     ** Actual from payroll system (prorated to $.50 on the dollar up to 6% of pay).

     *** Limited to 50% of compensation actually deferred under the Appleton
         Papers New Deferred Compensation Plan by Participant.

     II. NEW DEFERRED COMPENSATION PLAN SUMMARY
         --------------------------------------
            Salary/Bonus                                                $ 50,000
            Special Company Match                                          1,500
                                                                        --------

                  Appleton Papers New Deferred Comp. Total              $ 51,500
                                                                        --------

4. The payout of the Special Company Match dollars held within the Appleton Papers Inc. New Deferred Compensation Plan will follow the payout option selected under the appropriate salary/bonus deferral election.

                                    * * * * *

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